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                                                                     EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

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
                                                   Three Months Ended      Nine Months Ended
                                                         July 31,              July 31,
                                                    -----------------      -----------------
                                                     1995       1994        1995       1994
                                                    ------     ------      ------     ------
                                                       (Unaudited)            (Unaudited)
Income before extraordinary charge................$  9,603   $  5,777    $ 24,078   $ 11,322
Extraordinary charge - early extinguishment of debt    -          -        (2,021)       -
                                                    ------     ------      ------     ------
Net income........................................   9,603      5,777      22,057     11,322
Preferred dividend requirements...................    (990)    (1,484)     (3,957)    (4,451)
Net income attributable to                          ------     ------      ------     ------
  common stockholders.............................$  8,613   $  4,293    $ 18,100   $  6,871
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,642     13,465      13,598     13,442
                                                    ======     ======      ======     ======
Earnings per common share:
  Primary:
   Earnings before extraordinary charge...........    0.63       0.32        1.48       0.51
   Extraordinary charge...........................     -          -         (0.15)       -
                                                    ------     ------      ------     ------
     Earnings per common share....................    0.63       0.32        1.33       0.51
                                                    ======     ======      ======     ======




Income before extraordinary charge................$  9,603   $  5,777    $ 24,078   $ 11,322
Interest on 6.88% convertible subordinated
   debentures and amortization of related issuance
   costs, net of applicable income taxes..........     302        -           302        -
                                                    ------     ------      ------     ------
Adjusted income before extraordinary charge          9,905      5,777      24,380     11,322
Extraordinary charge - early extinguishment of debt    -          -        (2,021)       -
                                                    ------     ------      ------     ------
Adjusted net income after extraordinary charge....   9,905      5,777      22,359     11,322
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,642     13,465      13,598     13,442
Effect of common stock equivalents
  arising from stock options......................       2         30          39         36
Subordinated debentures assumed converted
  to common stock.................................   2,738      2,738       2,738      2,738
Weighted average shares                             ------     ------      ------     ------
  outstanding-fully diluted.......................  16,382     16,233      16,375     16,216
                                                    ======     ======      ======     ======

Earnings per common share:
  Assuming full dilution:
   Earnings before extraordinary charge...........    0.59       0.36        1.49       0.70
   Extraordinary charge...........................     -          -         (0.12)       -
                                                    ------     ------      ------     ------
     Earnings per common share....................    0.59       0.36        1.37       0.70
                                                    ======     ======      ======     ======
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